EXHIBIT 99.2

Form of proxy materials of Commonwealth Industries, Inc.

COMMONWEALTH INDUSTRIES, INC.

SPECIAL MEETING OF SHAREHOLDERS

                , 2004

                , Local Time

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By signing on the other side, I (we) appoint             ,             , and             , and any of them, as proxies, each with full power of substitution, acting jointly or by any of them, to vote and act with respect to all shares of common stock of the undersigned in Commonwealth Industries, Inc., at the special meeting of shareholders to be held on                          , 2004 or any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the joint proxy statement/prospectus furnished herewith, subject to the directions indicated on the reverse side of this card or through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting instructions are not given with respect to matters to be acted upon and the signed card is returned, the proxies will vote in accordance with the directors’ recommendations provided below and at their discretion on any matters that may properly come before the meeting.

The Board of Directors recommends a vote “FOR” proposal 1 listed on the reverse side of this card. Unless you vote against Proposal 1, all of your shares will be voted in favor of adjournment of the special meeting.

Please sign on the reverse side of this card and return promptly to National City Bank, Corporate Trust Operations, Dept. 5352, P.O. Box 92301, Cleveland, Ohio 44193-0900; or, if you choose, you can submit your proxy by calling                             , or through the Internet in accordance with the instructions on the reverse side of this card. If you do not sign and return a proxy, submit a proxy by telephone or through the Internet, or attend the meeting and vote by ballot, shares that you own directly cannot be voted.

The undersigned acknowledges receipt from Commonwealth Industries, Inc. prior to the execution of this proxy of a Notice of Special Meeting of Shareholders and a joint proxy statement/prospectus dated                          , 2004.

RECORD VOTE AND SIGN ON REVERSE SIDE

Please mark your votes as indicated in this example	X

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

1. To adopt the Agreement and Plan of Merger, dated as of June 16, 2004,

among IMCO Recycling Inc., Silver Fox Acquisition Company and

Commonwealth Industries, Inc., as amended from time to time as more fully described in the accompanying joint proxy statement/prospectus.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournment, postponement, continuation or rescheduling. However, no proxy that is voted against Proposal 1 will be voted in favor of adjournment of the special meeting.

Signature                                     Date

Title or Authority

Signature                                     Date

(if held jointly)

Please sign exactly as your name(s) appears on this card. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee, guardian, or other representative capacity, please give your full title.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOU ARE SUBMITTING YOUR PROXY BY TELEPHONE OR THROUGH THE INTERNET, PLEASE DO NOT MAIL THIS PROXY CARD.

FOLD AND DETACH HERE

VOTE BY TELEPHONE	VOTE BY INTERNET	VOTE BY MAIL
Call TOLL-FREE using a touch tone phone.	Access the WEBSITE and cast your vote.	Return your proxy in the POSTAGE-PAID envelope provided.
http://www. .com

VOTE 24 HOURS A DAY, 7 DAYS A WEEK!

Your telephone or Internet vote must be received by          on         , 2004 to be counted in the final tabulation.

Your control number is

Vote By Telephone

Have your proxy card available when you call the Toll-Free number              using a touch tone phone. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

Vote Through the Internet

Have your proxy card available when you access the website http://www.                    .com. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote. Delaware law generally permits electronic transmission of proxies.

Vote By Mail

Please complete, sign and date your proxy card and return it in the postage paid envelope provided or return it to:

To Change Your Vote

Any subsequent submission of a proxy by any means will change your prior proxy instructions. For example, if you submitted your proxy by telephone, a subsequent Internet submission will change how your shares will be voted. The last vote received by          on,         , 2004 will be the one counted. You may also revoke your proxy by voting in person at the meeting.